8


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549-1004

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date  of  Report  (Date  of  earliest  event  reported):          May  4,  2004
                                                                  -------------

                            THE STEAK n SHAKE COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)


Indiana. . . . . . . . . . . . . . . . .                 000-08445              37-0684070
                                          ------------------------  ----------------------
(State or other jurisdiction . . . . . .             (IRS Employer
of incorporation). . . . . . . . . . . .  (Commission File Number)  Identification Number)


36 S. Pennsylvania St., Suite 500
Indianapolis, Indiana. . . . . . . . . .                     46204
----------------------------------------  ------------------------
(Address of principal executive offices)                (Zip Code)



Registrant's  telephone  number,  including  area  code:     (317)  633-4100
                                                             ---------------

ITEM  12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

On May 4, 2004, The Steak n Shake Company (the "Registrant" or "Company") issued a Press Release announcing its fiscal year 2004 second quarter results. The information in the Press Release is attached hereto as Exhibit 99.1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     THE  STEAK  N  SHAKE  COMPANY



     By:     /s/  Jeffrey  A.  Blade
             -----------------------
             Jeffrey  A.  Blade,  Senior  Vice  President  and
             Chief  Financial  Officer


Dated:  May  4,  2004

                                  Exhibit Index

Number  assigned
in  Regulation  S-K
Item                         Description  of  Exhibits
----                         -------------------------
(X)     99.1    Press  Release  dated  May 4, 2004, announcing fiscal year 2004 second  quarter  results.

Exhibit  99.1

      THE STEAK N SHAKE COMPANY REPORTS FISCAL SECOND QUARTER 2004 RESULTS

           EARNINGS PER SHARE INCREASE 16.0%, SAME STORE SALES UP 8.7%

     INDIANAPOLIS, May 4, 2004 /PRNewswire -- The Steak n Shake Company (NYSE:SNS) today announced its revenues and earnings for the fiscal second quarter ended April 7, 2004.

Highlights  of  the  second  quarter  include:
----------------------------------------------

- Total revenues increased 9.4% to $163.8 million compared to $149.7 million last year
- Same store sales for Company-owned restaurants increased 8.7% over last year
-     Net  earnings  increased 17.1% to $8.0 million from $6.8 million last year
-     Diluted  earnings  per  share  grew 16.0% to $0.29 from $0.25 last year

Net sales for the fiscal second quarter grew 9.4% to $162.5 million versus $148.5 million in the same quarter last year. Same-store sales for Company-owned restaurants increased 8.7% from the same period a year ago. The same-store sales increase marked the fifth consecutive quarter that Steak n Shake has reported positive same store sales for Company-owned restaurants.

The Company continues to focus on five key fundamentals that are linked in a Virtuous Cycle which include: developing effective field leaders, improving associate satisfaction and training, growing guest counts, improving margins, and expanding the brand.

Peter Dunn, President and Chief Executive Officer commented, "We continue to be encouraged by progress being made implementing the Virtuous Cycle. During the second quarter we continued to invest in manager training to better support and enable our leaders and continued to focus on increasing associate satisfaction, including progress on training initiatives and reducing turnover. These efforts, coupled with strong marketing initiatives, including better consumer insight, new product news, local marketing and the continuing addition of new television markets, drove increases in guest counts. The resulting strength of same store sales drove labor efficiencies that generated lower restaurant operating costs as a percent of sales."

Net income for the fiscal second quarter was $8.0 million, or $0.29 per diluted share, as compared to $6.8 million, or $0.25 per diluted share in the prior year period.

For the first half of fiscal year 2004, total revenues increased 10.5% to $278.3 million compared to $251.7 million in the prior year. Same store sales for Company-owned units increased 9.7% over last year. Net earnings for the first half of the year totaled $12.6 million, a 23.0% increase over the prior year net earnings of $10.2 million. Diluted earnings per share for the first half of the year rose 21.1% to $0.46, versus $0.38 in the prior year.

As of April 7, 2004, there are 415 Steak n Shake restaurants operating in 18 states, of which 59 are franchised. During the quarter, the Company opened four new restaurants in the Dallas, Chicago, Rockford, IL and Columbus, OH markets. For the first half of the year, Steak n Shake opened nine new restaurants, including two franchised units. As previously reported, the Company anticipates opening a total of 15-20 new stores in fiscal 2004, including franchised locations.

As a result of the strong same store sales, the Company will raise its guidance for the full year, increasing its estimate of diluted earnings per share range to $1.00 to $1.04 from the previously issued range of $0.98 to $1.02.

Investor  Conference  Call  and  Webcast
The Steak n Shake Company will broadcast its investor conference call live over the Internet at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time on Wednesday, May 5, 2004. Hosting the call will be Peter Dunn, President and Chief Executive Officer, and Jeffrey A. Blade, Senior Vice President and Chief Financial Officer. Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto the Company's website at www.steaknshake.com. The on-line replay will be available for a limited time immediately following the call.

About  Steak  n  Shake
Steak n Shake is a full service, casual dining restaurant serving a core menu of its famous Steakburger sandwiches, thin 'n crispy french fries, old fashioned hand-dipped milk shakes, chili, home style soups, fresh salads, a variety of desserts and breakfast. All of the food is prepared to the guest's order and served by friendly, well-trained associates. Steak n Shake restaurants feature full-service dining areas, counter service and drive-thru windows and are open 24 hours a day, seven days a week.

This press release contains various forward-looking statements that reflect management's expectations or beliefs regarding future events. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, the outcome of the forward-looking statements could differ materially. A list of the factors that could cause actual results to differ materially from those expressed in the forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports.

Contact:  Jeffrey  A.  Blade
          Jeff.blade@steaknshake.com
          www.steaknshake.com
          (317)  633-4100



                                              THE STEAK N SHAKE COMPANY
                                    CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                                     SIXTEEN                    TWENTY-EIGHT
                                                                   WEEKS ENDED                   WEEKS ENDED
                                                          -------------
                                                            4/7/2004       4/9/2003       4/7/2004       4/9/2003
                                                           (UNAUDITED)    (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
--------------------------------------------------------  -------------  -------------  -------------  -------------
REVENUES
    Net sales. . . . . . . . . . . . . . . . . . . . . .  $162,483,948   $148,535,098   $275,999,596   $249,819,827
    Franchise fees . . . . . . . . . . . . . . . . . . .     1,306,221      1,137,072      2,263,386      1,907,102
                                                          -------------  -------------  -------------  -------------
                                                           163,790,169    149,672,170    278,262,982    251,726,929
                                                          -------------  -------------  -------------  -------------

COSTS AND EXPENSES
    Cost of sales. . . . . . . . . . . . . . . . . . . .    37,372,509     33,828,675     63,943,907     56,580,953
    Restaurant operating costs . . . . . . . . . . . . .    79,299,359     73,276,094    136,432,719    125,018,375
    General and administrative . . . . . . . . . . . . .    13,486,168     11,817,301     22,621,013     20,030,069
    Depreciation and amortization. . . . . . . . . . . .     7,393,649      7,362,835     12,946,397     12,680,709
    Marketing. . . . . . . . . . . . . . . . . . . . . .     7,176,769      6,209,846     11,400,921      9,865,496
    Interest . . . . . . . . . . . . . . . . . . . . . .     3,976,727      4,184,531      6,983,168      7,224,459
    Rent . . . . . . . . . . . . . . . . . . . . . . . .     2,637,510      2,471,877      4,534,036      4,371,191
    Pre-opening costs. . . . . . . . . . . . . . . . . .       599,033        459,157        978,921      1,087,180
    Other income, net. . . . . . . . . . . . . . . . . .      (511,135)      (592,818)    (1,024,821)    (1,076,231)
                                                          -------------  -------------  -------------  -------------
                                                           151,430,589    139,017,498    258,816,261    235,782,201
                                                          -------------  -------------  -------------  -------------

EARNINGS BEFORE INCOME TAXES . . . . . . . . . . . . . .    12,359,580     10,654,672     19,446,721     15,944,728

INCOME TAXES . . . . . . . . . . . . . . . . . . . . . .     4,353,000      3,816,000      6,850,000      5,704,000
                                                          -------------  -------------  -------------  -------------

NET EARNINGS . . . . . . . . . . . . . . . . . . . . . .  $  8,006,580   $  6,838,672   $ 12,596,721   $ 10,240,728
                                                          =============  =============  =============  =============

NET EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE:
    Basic. . . . . . . . . . . . . . . . . . . . . . . .  $       0.29   $       0.25   $       0.46   $       0.38
    Diluted. . . . . . . . . . . . . . . . . . . . . . .  $       0.29   $       0.25   $       0.46   $       0.38

WEIGHTED AVERAGE SHARES
 AND EQUIVALENTS:
    Basic. . . . . . . . . . . . . . . . . . . . . . . .    27,401,944     27,011,227     27,311,206     26,928,998
    Diluted. . . . . . . . . . . . . . . . . . . . . . .    27,804,115     27,019,027     27,673,192     27,007,785



            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                             4/7/2004
                                                           (UNAUDITED)     9/23/2003
--------------------------------------------------------  -------------  -------------
ASSETS
    Current assets . . . . . . . . . . . . . . . . . . .  $ 45,355,311   $ 39,255,997
    Property and equipment - net . . . . . . . . . . . .   362,898,227    360,878,710
    Leased  property - net . . . . . . . . . . . . . . .     3,772,840      3,721,063
    Other assets . . . . . . . . . . . . . . . . . . . .    10,088,433     10,779,813
                                                          -------------  -------------

    Total assets . . . . . . . . . . . . . . . . . . . .  $422,114,811   $414,635,583
                                                          =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities. . . . . . . . . . . . . . . . .  $ 56,577,094   $ 61,795,680
    Deferred income taxes and credits. . . . . . . . . .     2,721,687      2,897,887
    Obligations under capital leases . . . . . . . . . .   143,977,564    145,124,559
    Senior note. . . . . . . . . . . . . . . . . . . . .    15,203,175     16,203,175
    Shareholders' equity . . . . . . . . . . . . . . . .   203,635,291    188,614,282
                                                          -------------  -------------

    Total liabilities and shareholders' equity . . . . .  $422,114,811   $414,635,583
                                                          =============  =============